Exhibit 4.9

NUMBER	(SEE REVERSE SIDE FOR LEGEND)	WARRANTS
_________	THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M. EASTERN TIME, [•]	___________

NEPHROS, INC.

CUSIP _______________

WARRANT
THIS CERTIFIES THAT, for value received ____________________________________________________ is the registered holder of a warrant or warrants expiring [•] (the “Warrant”) to purchase 0.924532845 fully paid and non-assessable shares of Common Stock, $0.001 par value (“Shares”), of Nephros, Inc., a Delaware corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate. The Warrant entitles the holder thereof to purchase from the Company, commencing on [•], such number of Shares of the Company at the price of $0.02 per share, upon surrender of this Warrant Certificate and payment of the Warrant Price (as defined below) at the office or agency of the Warrant Agent, Continental Stock Transfer & Trust Company (the “Warrant Agent”), but only subject to the terms and conditions set forth herein and in the Warrant Agreement between the Company and the Warrant Agent (as may be amended from time to time, the “Warrant Agreement”). In no event will the Company be required to settle the Warrant for cash. The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price and the number of Shares purchasable hereunder, set forth on the face hereof, may, subject to certain terms and conditions, be adjusted. The term “Warrant Price” as used in this Warrant Certificate refers to the price per Share at which Shares may be purchased at the time the Warrant is exercised.

       THE WARRANT WILL NOT BE EXERCISABLE AND THE COMPANY WILL NOT BE OBLIGATED TO ISSUE ANY SHARES UNLESS AT THE TIME THE HOLDER HEREOF SEEKS TO EXERCISE THE WARRANT THE COMPANY HAS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IN EFFECT COVERING THE SHARES ISSUABLE UPON THE EXERCISE OF THE WARRANT AND A CURRENT PROSPECTUS RELATING TO THE COMPANY’S COMMON STOCK.

       THE WARRANT WILL NOT BE EXERCISABLE AND THE COMPANY WILL NOT BE OBLIGATED TO ISSUE ANY SHARES UNLESS THE SHARES ISSUABLE UPON SUCH EXERCISE HAVE BEEN REGISTERED OR QUALIFIED OR DEEMED TO BE EXEMPT FROM REGISTRATION UNDER THE SECURITIES LAWS OF THE STATE OF RESIDENCE OF THE HOLDER OF THE WARRANT.

 No fraction of a Share will be issued upon any exercise of a Warrant. If the holder of a Warrant would be entitled to receive a fraction of a Share upon any exercise of a Warrant, the Company shall, upon such exercise round down to the nearest whole number the number of Shares to be issued to such holder.

Upon any exercise of the Warrant for less than the total number of full Shares provided for herein, there shall be issued to the registered holder hereof or the registered holder’s assignee a new Warrant Certificate covering the number of Shares for which the Warrant has not been exercised.

Warrant Certificates, when surrendered at the office or agency of the Warrant Agent by the registered holder hereof in person or by attorney duly authorized in writing, may be exchanged in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of the Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the registered holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant does not entitle the registered holder to any of the rights of a stockholder of the Company.

COUNTERSIGNED AND REGISTERED	NEPHROS, INC.

CONTINENTAL STOCK TRANSFER & TRUST	By:
COMPANY	Acting Chief Executive Officer

By:	By:
Secretary

SUBSCRIPTION FORM

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise _________ Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:
(SIGNATURE)

(ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

ASSIGNMENT
To Be Executed by the Registered Holder in Order to Assign Warrants

For Value Received, ____________________________ hereby sells, assigns, and transfers unto

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)
and be delivered to
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

___________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints __________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:
(SIGNATURE)

THE SIGNATURE TO THE ASSIGNMENT OF THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR CHICAGO STOCK EXCHANGE.